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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (No. 333-35249) relating to 2,796,563 shares of common stock of Prosoft I-Net Solutions, Inc. and the Post-Effective Amendment on Form S-3 to Registration Statements on Form S-1 (Nos. 333-11247 and 333-28993) relating to an aggregate of 3,742,729 shares of common stock of Prosoft I-Net Solutions, Inc. amended thereby of our report dated March 8, 1996, appearing in the Prospectus, which is part of such Registration Statements.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



KELLY & COMPANY

Newport Beach, California
December 1, 1997